Exhibit 99

        Guidant Reports Fourth Quarter Sales of $828 Million;
                Full Year 2005 Sales of $3.55 Billion;
 Earnings from Continuing Operations of $85 Million or $0.25 Per Share
             Compared to Guidance of $0.17-$0.23 Per Share

    INDIANAPOLIS--(BUSINESS WIRE)--Jan. 27, 2006--Guidant Corporation (NYSE:GDT), a world leader in the treatment of cardiac and vascular disease, today reported fourth quarter sales of $828 million, representing a sales decline of $140 million or 14 percent versus the prior year, primarily due to the impact of the 2005 product recalls and field actions. Foreign currency translations negatively impacted revenue by $27 million or 3 percent compared to the prior year, and by $6 million or 1 percent compared to the third quarter of 2005.
    Income and earnings per share from continuing operations for the quarter were $85 million and $0.25 versus $124 million and $0.38 in the fourth quarter of 2004, down 31 and 34 percent reflecting both the sales decline, and continued investment in drug-eluting stent and implantable defibrillator development and distribution capabilities, as well as product recall and merger transaction related expenses. Prior year fourth quarter income from continuing operations included $104 million or $0.32 per share of additional tax expense associated with the one-time repatriation of foreign earnings under the American Jobs Creation Act of 2004.
    The company also reported full year 2005 sales of $3.55 billion, representing sales decline of $215 million or 6 percent versus 2004. Foreign currency translations negatively impacted revenue by $5 million compared to the prior year. Income and earnings per share from continuing operations for 2005 were $444 million and $1.33 versus $573 million and $1.78 in 2004, down 23 and 25 percent. The sales and earnings declines are primarily the result of the same factors described above. Adjusted income and earnings per share from continuing operations for 2005 were $505 million and $1.52 compared to $793 million and $2.47 in 2004.
    Please see the attached schedules and the Guidant website at http://www.guidant.com/investors/reconciliations/ for additional information, including reconciliations of U.S. GAAP to as adjusted income and earnings per share, net cash reconciliations and product sales summaries reclassified for discontinued operations.

    Fourth Quarter Financial Summary:

    -- Worldwide implantable defibrillator sales of $372 million decreased 19 percent versus the prior year and increased 13 percent versus the third quarter; U.S. implantable defibrillator sales of $272 million declined 23 percent versus the prior year and increased 11 percent versus the third quarter.

    -- Worldwide pacemaker sales of $134 million declined 24 percent versus the prior year and 12 percent versus the third quarter; U.S. pacemaker sales of $70 million declined 29 percent versus the prior year and 19 percent versus the third quarter.

    --  Worldwide coronary stent sales of $117 million declined 6 percent versus the prior year; U.S. stent sales increased 3 percent to $64 million.

    -- Worldwide angioplasty system sales decreased 6 percent to $113 million.

    -- Worldwide sales of cardiac surgery and peripheral, including carotid and biliary systems increased 2 percent to $92 million.

    -- Gross margin was 77.3 percent compared to 76.0 percent in the fourth quarter of 2004. The improvement was primarily due to positive manufacturing variances from inventory builds supporting the re-launch of certain implantable defibrillators.

    Fourth quarter income and earnings per share from continuing operations reflect continued investments in drug-eluting stent and implantable defibrillator development and distribution capabilities. These investments include the SPIRIT family of clinical trials evaluating the XIENCE V drug-eluting stent, next generation implantable defibrillator technologies and expansion of the cardiac rhythm management sales force. In addition, the company incurred expenses of approximately $26 million pre-tax, or $0.06 per share after-tax, primarily related to legal expenses resulting from the 2005 product recalls and field actions, and merger transaction-related expenses.

    2005 Financial Summary:

    -- Worldwide implantable defibrillator sales decreased 6 percent to $1.65 billion; U.S. implantable defibrillator sales declined 12 percent to $1.23 billion.

    -- Worldwide pacemaker sales declined 13 percent to $629 million; U.S. pacemaker sales declined 19 percent to $346 million.

    -- Worldwide coronary stent sales of $462 million declined 14 percent; U.S. stent sales decreased 5 percent to $247 million.

    -- Worldwide angioplasty system sales decreased 4 percent to $436 million.

    -- Worldwide sales of cardiac surgery and peripheral, including carotid and biliary systems, increased 28 percent to $373 million.

    -- Gross margin was 73.8 percent compared to 75.5 percent in 2004. The margin decline was primarily due to the impact of net charges resulting from the 2005 product recalls and field actions.

    --  $2.5 billion net cash, up $921 million versus December 31,
        2004

    2006 Financial Guidance Reaffirmed:

    The company reaffirms its previously disclosed 2006 sales guidance of $3.8 - $4.0 billion and GAAP earnings per share guidance of $1.48 - $1.58. Adjusted earnings per share (which excludes the impact of projected in-process research and development expenses (IPRD) related to the achievement of product development milestones of approximately $0.17 per share) is expected to be $1.65 - $1.75 per share. This earnings per share range includes product recall and field action-related product liability and employee retention program expenses of approximately $0.15 per share.
    Guidant Corporation pioneers lifesaving technology, giving an opportunity for a better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 12,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information, visit www.guidant.com .
    Guidant provides earnings per share on an adjusted basis from continuing operations because Guidant's management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company's operations period over period. In various periods, this measure may exclude such items as business development activities (including IPRD at acquisition or upon attainment of milestones and any extraordinary expenses), strategic developments (including restructuring and product line changes), significant litigation, and changes in applicable laws and regulations (including significant accounting or tax matters). Special items may be highly variable, difficult to predict, and of a size that sometimes has substantial impact on the company's reported operations for a period. Management uses this measure internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

    This release includes forward-looking statements concerning anticipated financial results. The statements are based on assumptions about many important factors, including trends affecting ICD and coronary stent sales; other clinical, regulatory, competitive, and market developments; reporting of final, audited results; progress with respect to the merger, including satisfaction of conditions to closing, including antitrust approvals; and other factors identified on Exhibit 99.1 to the company's most recent 10-Q. Actual results may differ materially. The company does not undertake to update its forward-looking statements.


Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

                   Three Months Ended       Three Months Ended
                    December 31, 2005        December 31, 2004

                       U.S. GAAP       U.S. GAAP   Special      As
                      As Reported     As Reported  Item (1)  Adjusted
                   ------------------ ----------- --------- ----------

Net sales                     $828.2      $968.2               $968.2

Cost of products
 sold                          187.8       232.0                232.0
                   ---------------------------------------------------

    Gross profit               640.4       736.2                736.2

Research and
 development                   171.8       117.2                117.2
Sales, marketing
 and administrative            354.8       296.1                296.1
Interest, net                  (21.3)       (4.7)                (4.7)
Royalties, net                  13.4        12.8                 12.8
Amortization                     4.8         8.0                  8.0
Other, net                       4.5         6.9                  6.9
Litigation, net                   --       (20.0)    $20.0         --
Foundation
 contribution                     --        20.0     (20.0)        --
                   ---------------------------------------------------

Income from
 continuing
 operations before
 income taxes                  112.4       299.9        --      299.9

Income taxes                    27.0       176.2    (104.2)      72.0
                   ---------------------------------------------------
      Tax rate                  24.0%       58.8%                24.0%

Income from
 continuing
 operations                     85.4       123.7    $104.2     $227.9
                                                  ====================
      % of sales                10.3%       12.8%                23.5%

Loss from
 discontinued
 operations, net
 of income taxes                (6.5)      (19.2)
                   ------------------------------

Net Income                     $78.9      $104.5
                   ==============================

Earnings per
 share--basic
  Income from
   continuing
   operations                  $0.26       $0.39                $0.72
                                                            ==========
  Loss from
   discontinued
   operations, net
   of income taxes             (0.02)      (0.06)
                   ------------------------------
  Net income                   $0.24       $0.33
                   ==============================

Earnings per
 share--diluted
  Income from
   continuing
   operations                  $0.25       $0.38                $0.70
                                                            ==========
  Loss from
   discontinued
   operations, net
   of income taxes             (0.02)      (0.06)
                   ------------------------------
  Net income                   $0.23       $0.32
                   ==============================

Weighted average
 shares outstanding
  Basic                       329.86      316.06               316.06
  Diluted                     335.92      325.56               325.56


1) Fourth quarter 2004 special items include:

    -- $20.0 million favorable litigation settlement with Medtronic relating to atrial fibrillation technology

    --  $20.0 million contribution to the Guidant Foundation

    -- $104.2 million tax on the planned repatriation of $1.5 billion under the American Jobs Creation Act of 2004


Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)

                       Year Ended                  Year Ended
                  December 31, 2005(2)         December 31, 2004

               U.S. GAAP Special           U.S. GAAP Special
                   As     Items      As        As     Items     As
                Reported   (3)    Adjusted  Reported   (4)   Adjusted
               --------- ------- --------- --------- ------- ---------
Net sales      $3,550.6          $3,550.6  $3,765.6          $3,765.6

Cost of
 products sold    929.5             929.5     921.6             921.6
               -------------------------------------------------------

    Gross
     profit     2,621.1           2,621.1   2,844.0           2,844.0

Research and
 development      598.0             598.0     516.0             516.0
Purchased in-
 process
 research and
 development       75.0  ($75.0)       --      99.8  ($99.8)       --
Sales,
 marketing and
 administrative 1,344.7           1,344.7   1,191.0           1,191.0
Interest, net     (57.4)            (57.4)     (8.4)             (8.4)
Royalties, net     49.3              49.3      50.0              50.0
Amortization       22.2              22.2      30.7              30.7
Other, net           --                --      21.1              21.1
Litigation, net      --                --     (20.0)   20.0        --
Foundation
 contribution        --                --      20.0   (20.0)       --
Restructuring
 charge              --                --      66.0   (66.0)       --
Impairment
 charge            60.0   (60.0)       --        --                --
               -------------------------------------------------------

Income from
 continuing
 operations
 before income
 taxes            529.3   135.0     664.3     877.8   165.8   1,043.6

Income taxes       85.7    73.8     159.5     304.8   (54.3)    250.5
               -------------------------------------------------------
      Tax rate     16.2%             24.0%     34.7%             24.0%

Income from
 continuing
 operations       443.6   $61.2    $504.8     573.0  $220.1    $793.1
                         ======= =========           ======= =========
      % of sales   12.5%             14.2%     15.2%             21.1%

Loss from
 discontinued
 operations,
 net of income
 taxes            (29.7)                      (49.0)
               ---------                   ---------

Net Income       $413.9                      $524.0
               =========                   =========

Earnings per
 share--basic
  Income from
   continuing
   operations     $1.36             $1.55     $1.84             $2.54
                                 =========                   =========
  Loss from
   discontinued
   operations,
   net of income
   taxes          (0.09)                      (0.16)
               ---------                   ---------
  Net income      $1.27                       $1.68
               =========                   =========

Earnings per
 share--diluted
  Income from
   continuing
   operations     $1.33             $1.52     $1.78             $2.47
                                 =========                   =========
  Loss from
   discontinued
   operations,
   net of income
   taxes          (0.09)                      (0.15)
               ---------                   ---------
  Net income      $1.24                       $1.63
               =========                   =========

Weighted
 average shares
 outstanding
  Basic          325.32            325.32    312.04            312.04
  Diluted        333.16            333.16    321.24            321.24

(2) The company provides earnings and earnings per share on an adjusted basis from continuing operations as specifically defined in the press release. This definition does not include adjustments for items such as product field actions and accelerated vesting of restricted stock awards. As a result, both the 2005 U.S. GAAP and as adjusted results include the following:

    -- $101.5 million pre tax charge ($0.23 per share after tax) associated with the implantable defibrillator and pacemaker system field actions, as well as the OMNILINK .035 and .018 Biliary Stent System field action.

(3) Special items in 2005 include:

    --  $60.0 million IPRD related to the agreement with Novartis

    -- $5.0 million IPRD related to the acquisition of certain bioabsorbable polymer technologies from MediVas LLC

    -- $10.0 million IPRD payment to AFx, inc. for satisfaction of a clinical milestone related to the development of a minimally invasive ablation procedure

    -- $60.0 million impairment charge related to the write-down of assets associated with the FX miniRAIL Dilatation Catheter

    -- $73.8 million tax impact of items described above, including a $29.4 million reversal of the income tax gross-up provision recorded in the fourth quarter of 2004 associated with the one-time incentive to repatriate foreign earnings under the American Jobs Creation Act of 2004. In May 2005 the Internal Revenue Service issued guidance clarifying that the tax gross-up provision does not apply to the foreign earnings repatriated under the one-time incentive.

(4) Special items in 2004 primarily include:

    -- $50.0 million IPRD for clinical results related to Biosensors International's everolimus-eluting stent trial, FUTURE II

    -- $15.0 million IPRD payment made to Novartis for completion of SPIRIT FIRST clinical trial enrollment

    -- $6.0 million IPRD payment to purchase the remaining interest of Bioabsorbable Vascular Solutions

    -- $22.8 million IPRD related to the acquisition of AFx, inc., a manufacturer of microwave surgical cardiac ablation medical devices

    -- $20.0 million favorable litigation settlement with Medtronic relating to atrial fibrillation technology

    --  $20.0 million contribution to the Guidant Foundation

    --  $66.0 million corporate-wide restructuring charge

    -- $54.3 million tax impact of items described above, including $104.2 million tax on the planned repatriation of $1.5 billion under the American Jobs Creation Act of 2004


Guidant Corporation
Condensed Consolidated Balance Sheets
(In millions)

                                   December 31, 2005 December 31, 2004


Cash and short-term investments            $2,834.6          $2,214.3
Accounts receivable, net                      710.3             845.9
Inventories                                   397.2             353.9
Other current assets                          554.8             293.8
                                   -----------------------------------

    Total current assets                    4,496.9           3,707.9

Other assets                                  820.9             855.4
Property and equipment, net                   961.6             808.9
                                   -----------------------------------

     Total assets                          $6,279.4          $5,372.2
                                   ===================================

Current liabilities, excluding
 short-term debt                             $967.8            $726.7
Short-term debt                               349.8             302.0
                                   -----------------------------------

     Total current liabilities              1,317.6           1,028.7

Long-term debt                                  9.2             357.2
Other noncurrent liabilities                  241.6             244.2
Shareholders' equity                        4,711.0           3,742.1
                                   -----------------------------------

     Total liabilities and equity          $6,279.4          $5,372.2
                                   ===================================


                                   December 31, 2005 December 31, 2004
Balance Sheet Metric
 Reconciliation:
--------------------

Cash and short-term investments            $2,834.6          $2,214.3
Less:  Total debt                             359.0             659.2
                                   -----------------------------------
Net cash                                   $2,475.6          $1,555.1
                                   ===================================

    CONTACT: Guidant Corporation
             Corporate Communications
             Steven Tragash, 317-971-2031
             or
             Investor Relations
             Andy Rieth, 317-971-2061
             Doug Hughes, 317-971-2039